Exhibit 10.4

Execution Version

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of [•], by and among Nth Cycle Holdings, Inc., a Delaware corporation (the “Company”) (formerly known as Kensington Capital Acquisition Corp. VI, a Cayman Islands exempted company, prior to its domestication as a Delaware corporation), and the Persons set forth on Schedule I hereto (such Persons, together with any Person who hereafter becomes a party to this Agreement pursuant to Section 3 or Section 8 of this Agreement, the “Securityholders” and each, a “Securityholder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined herein).

RECITALS:

WHEREAS, the Company is party to that certain Business Combination Agreement, dated as of July 21, 2026 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Homeland Merger Sub, Inc., a Delaware corporation, Homeland Merger Sub II, LLC, a Delaware limited liability company, Nth Cycle, Inc., a Delaware corporation (“Legacy Nth Cycle”), and, solely for the purposes of Section 6.21 thereof, Kensington Capital Sponsor VI LLC, a Delaware limited liability company, pursuant to which, among other things, the Company and Legacy Nth Cycle consummated a business combination (the “Business Combination”);

WHEREAS, following the consummation of the Business Combination, each Securityholder owns equity interests in the Company; and

WHEREAS, in connection with the Business Combination, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on transfer of equity interests in the Company.

NOW, THEREFORE, in consideration of the premises set forth above, and the covenants and agreements contained in this Agreement, and for other consideration, the receipt and sufficiency of which is acknowledged and agreed to by the parties, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement:

(i) The term “Blackout Period” means a broadly applicable and regularly scheduled period during which trading in the Company’s securities would not be permitted under the Insider Trading Policy.

(ii) The term “Change of Control” means a Purchaser Sale (as defined in the Business Combination Agreement).

(iii) The term “Insider Trading Policy” means the insider trading policy or equivalent policy of the Company, as amended from time to time.

(iv) The term “Lock-up Period” means the period beginning on the Closing Date and ending on the earlier of (A) one hundred and eighty (180) days after the consummation of the Business Combination and (B) with respect to one-half (1/2) of the Lock-Up Shares owned by any Securityholder on the Lock-up Period Early Release Date, the Lock-up Period Early Release Date. Notwithstanding the foregoing, in the event that a definitive agreement that contemplates a Change of Control is entered into after the Closing, the Lock-up Period for any Lock-up Shares shall automatically terminate immediately prior to the consummation of such Change of Control. For the avoidance of doubt, no Lock-up Shares shall be subject to lock-up from and after the date that is one hundred and eighty (180) days after the consummation of the Business Combination.

(v) The term “Lock-up Period Early Release Date” means the date commencing at least ninety (90) days after the Closing Date on which the last reported sale price of the Common Stock reported by Bloomberg (or if not available, by another authoritative source) equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within any thirty- (30-)Trading Day period (the “Lock-up Period Early Release Trigger”); provided, however, that to the extent that the holder of Lock-up Shares is subject to stock trading restrictions during any Blackout Period pursuant to the Insider Trading Policy and if at the time of any Lock-up Period Early Release Date, the Company is in such Blackout Period, the actual date of the Lock-up Period Early Release Date shall be delayed until immediately prior to the opening of trading on the second Trading Day following the end of the Blackout Period; provided, further, however, that the Company shall announce the date of the expected Lock-up Period Early Release Date through a major news service, or on a Form 8-K, at least two Trading Days in advance of the Lock-up Period Early Release Date. Notwithstanding anything in this Agreement to the contrary, in no event shall the Lock-up Period Early Release Date occur prior to the date that is ninety (90) days after the Closing Date.

2. Transfer Restrictions. Subject to the exceptions set forth herein, each Securityholder agrees not to, without the prior written consent of the board of directors of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, (a) any shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), held by it immediately after the consummation of the Business Combination and issued as consideration pursuant to the Business Combination Agreement, (b) any shares of Common Stock issuable upon the exercise of options or other equity awards to purchase shares of Common Stock held by it immediately after the consummation of the Business Combination and issued as consideration pursuant to the Business Combination Agreement, or (c) any securities convertible into, or exercisable, redeemable or exchangeable for, Common Stock (including any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive Common Stock) held by it immediately after the consummation of the Business Combination and issued as consideration pursuant to the Business Combination Agreement, including (for the avoidance of doubt) any Earnout Shares (the shares of Common Stock and securities specified in clauses (a)-(c), collectively, the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Shares or (iii) take any action in furtherance of any of the matters described in the foregoing clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until the end of the Lock-up Period.

3. Permitted Transfers. The restrictions set forth in Section 2 shall not apply to:

(i) Transfers of any securities other than (a) the Lock-up Shares or (b) any other equity security of the Company issued or issuable with respect to the Lock-up Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction;

(ii) in the case of an individual, Transfers to any Affiliates or immediate family members of the Securityholder;

(iii) Transfers to any investment funds or vehicles controlled or managed by the Securityholder or any of its Affiliates;

(iv) Transfers by gift to a trust, the beneficiary of which is a Person to whom a Transfer would be permitted under Section 3(ii), or to a charitable organization;

(v) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of such individual;

(vi) in the case of an individual, Transfers pursuant to a qualified domestic relations order;

(vii) in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the Securityholder and/or the Affiliates or immediate family members of the Securityholder are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(viii) Transfers to a nominee or custodian of a Person to whom a Transfer would be permitted under Section 3(ii);

(ix) Transfers in connection with any legal, regulatory or other order;

(x) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(xi) in the case of an entity, Transfers as part of a distribution to members, partners, shareholders or equityholders of the Securityholder;

(xii) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(xiii) the exercise of stock options or warrants to purchase shares of Common Stock or the vesting of stock awards relating to shares of Common Stock and any related Transfer of shares of Common Stock in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options or stock awards, or as a result of the vesting of such shares of Common Stock, it being understood that all shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-up Period;

(xiv) Transfers to the Company pursuant to any contractual arrangement in effect upon the consummation of the Business Combination that provides for the repurchase by the Company or forfeiture of Common Stock or other securities convertible into, or exercisable, redeemable or exchangeable for, Common Stock in connection with the termination of the Securityholder’s service to the Company;

(xv) the entry, by the Securityholder, at any time after the consummation of the Business Combination, of any trading plan providing for the sale of shares of Common Stock by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any shares of Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-up Period;

(xvi) Transfers in the event of the completion of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property; and

(xvii) Transfers to satisfy any U.S. federal, state, or local income tax obligations of a Securityholder (or its direct or indirect owners) arising from such Securityholder’s ownership (including prior to and after the Business Combination) of the Lock-up Shares or any interests in Legacy Nth Cycle, in each case solely and to the extent necessary to cover any tax liability as a direct result of such ownership of the Lock-up Shares or any interests in Legacy Nth Cycle.

provided, however, that in the case of clauses (i) through (xii), as a prerequisite to such Transfer, such permitted transferee(s) must enter into a joinder to this Agreement, substantially in the form of Exhibit A hereto, in order to become a “Securityholder” for purposes of this Agreement. For purposes of this Section 3, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the Securityholder, and lineal descendant (including by adoption) of the Securityholder or of any of the foregoing persons. Notwithstanding the provisions set forth in this Section 3, if the Lock-up Period, excluding in connection with a Lock-up Period Early Release Trigger, is scheduled to end during a Blackout Period or within five (5) Trading Days prior to the commencement of a Blackout Period, the Lock-up Period shall end ten (10) Trading Days prior to the commencement of the Blackout Period (the “Blackout-Related Release”). The Company shall announce the date of the expected Blackout-Related Release through a major news service, or on a Form 8-K, at least two (2) Trading Days in advance of the Blackout-Related Release.

4. Termination. This Agreement shall terminate upon the earlier of (i) the expiration of the Lock-up Period, (ii) the consummation of a Change of Control and (iii) the liquidation of the Company.

5. Prohibited Transfers.

(i) In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

(ii) Each of the Securityholders party hereto agrees that, in addition to any legend imposed by applicable securities laws, the Lock-up Shares shall, concurrently with the Closing, have the restrictive legend (and stop transfer orders shall be placed against the transfer thereof with the Company’s transfer agent) affixed to them as set forth below:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS, IN EACH CASE, AS SET FORTH IN THE LOCK-UP AGREEMENT, DATED AS OF [•], BY AND AMONG [•] AND THE OTHER SIGNATORIES THERETO AND MAY NOT BE TRANSFERRED WITHOUT THE EXPRESS INSTRUCTION OF THE COMPANY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

6. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the parties hereto, and any assignment without such consent shall be null and void; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder.

7. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

8. Jurisdiction. Any Legal Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have jurisdiction, in the United States District Court for the District of Delaware and to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), and each of the parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Legal Proceeding, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court, and (iv) agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding, suit or proceeding brought pursuant to this Section 8.

9. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

10. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

11. Amendment. This Agreement may be amended, supplemented, modified or terminated only by execution of a written instrument signed by the Company and the Securityholders holding a majority of the aggregate number of Lock-up Shares then held by all Securityholders as to which this Agreement has not been terminated, executed in the same manner as this Agreement and which makes reference to this Agreement.

12. Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained herein.

13. Counterparts. This Agreement (and any joinder to this Agreement) may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

14. Liability. The liability of any Securityholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Securityholder be liable for any other Securityholder’s breach of such other Securityholder’s obligations under this Agreement.

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IN WITNESS WHEREOF, each party hereto has caused this Lock-Up Agreement to be signed and delivered as of the date first written above.

The Company

NTH CYCLE HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, each party hereto has caused this Lock-Up Agreement to be signed and delivered as of the date first written above.

The Securityholders:

SECURITYHOLDERS:

[•]

By:
Name:
Title:

[Signature Page to Lock-up Agreement]

SCHEDULE I

SECURITYHOLDERS

EXHIBIT A

JOINDER TO LOCK-UP AGREEMENT

[•], 20__

Reference is made to the Lock-up Agreement, dated as of [•], by and among Nth Cycle Holdings, Inc. (the “Company”) and the Securityholders (as defined therein) from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Lockup Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lockup Agreement.

Each of the Company and the undersigned holder of equity interests in the Company (the “New Securityholder”) agrees that this Joinder to the Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The New Securityholder hereby agrees to and does become party to the Lockup Agreement as a Securityholder. This Joinder shall serve as a counterpart signature page to the Lockup Agreement and by executing below, the New Securityholder is deemed to have executed the Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

NTH CYCLE HOLDINGS, INC.

By:
Name:
Title:

NEW SECURITYHOLDER:

[•]

By:
Name:
Title:

[Signature Page to Joinder to Lock-up Agreement]